THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.

THE  TRANSFER  OF  THIS  NOTE IS RESTRICTED  IN  ACCORDANCE  WITH
SECTION 5.4 HEREOF.

                        CONVERTIBLE NOTE

La Jolla, California                                 $6,000,000.00
February 26, 1997

          FOR VALUE RECEIVED, LIDAK PHARMACEUTICALS, a California corporation (hereinafter called the "BORROWER"), hereby promises to pay to RGC INTERNATIONAL INVESTORS, LDC, a Cayman Islands corporation, or registered assigns (the "HOLDER"), or order, the sum of Six Million Dollars ($6,000,000.00), on February 26, 2000, and to pay interest on the unpaid principal balance hereof at the rate of seven percent (7%) per annum from August 26, 1997 until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. Interest shall commence accruing on August 26, 1997, shall be paid quarterly commencing on November 26, 1997 and shall be computed on the basis of a 365-day year. Any amount of principal of or interest on this Note which is not paid when due shall bear interest at the rate of fourteen percent (14%) per annum from the due date thereof until the same is paid ("Default Interest'").

           Unless sooner converted in accordance with Article II below, all payments of principal of and premium, if any, and interest on this Note shall be made in lawful money of the United States of America. All payments shall be made by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and, in the case of any Interest Payment Date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of interest due on such date. As used in this Note, the term "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

           This Note is issued pursuant to a Note Purchase Agreement, dated as of February 26, 1997, by and between the Borrower and the original Holder of this Note, as amended from time to time in accordance with its terms (the "Note Purchase Agreement"), and the Holder of this Note and this Note are subject to the terms of the Note Purchase Agreement. The Holder of this Note may be entitled to the benefits of the Registration Rights Agreement, dated as of February 26, 1997, between the Borrower and the original Holder (the "Registration Rights Agreement").

          The following terms shall apply to this Note:
ARTICLE I

                           PREPAYMENT

           1.1 PREPAYMENT. So long as no Event of Default (as defined herein) shall have occurred and be continuing, the Borrower shall have the right, exercisable on not less than 60 days' written notice to the Holder, at any time after August 26, 1997 to prepay this Note in whole or in any part of not less than $500,000 principal amount (or such lesser principal amount as shall remain unpaid at the time of exercise of such right), in accordance with this Section 1.1. Any notice of prepayment shall be delivered to the Holder at its registered address appearing on the records of the Borrower and shall state (1) that the Borrower is exercising its right to prepay all or a portion of the principal amount of this Note, (2) the principal amount to be prepaid and (3) the date of prepayment. On the date fixed for prepayment, the Borrower shall make payment of the Prepayment Amount (as hereinafter defined), and accrued and unpaid interest on the principal amount to be prepaid, to or upon the order of the Holder as specified by the Holder in writing to the Borrower at least one business day prior to the prepayment date. If the Borrower exercises its right to prepay all or a portion of this Note, the Borrower shall make payment to the Holder of an amount equal to the sum of (1) the principal amount of this Note to be prepaid PLUS (2) accrued and unpaid interest on the principal amount being prepaid and any accrued and unpaid Default Interest at the rates provided herein to the prepayment date plus (3) an amount equal to 17.64 percent (the "Default Percent") of the sum of the amounts referred to in the immediately preceding clauses
(1) and (2) (such sum being referred to as the "Prepayment Amount"). The Prepayment Amount shall be accompanied by a number of Warrants ("Prepayment Warrants") equal to 50% of the Prepayment Amount divided by the Conversion Price on the date of Prepayment. The Prepayment Warrants shall contain identical terms and conditions as the Warrants issuable by Borrower to the original Holder of this Note upon conversion of this Note in accordance with Section 2.1 below. Upon the prepayment of less than the entire unpaid principal amount of this Note, a new Note containing the same date and provisions as this Note shall be issued by the Borrower to the Holder for the principal balance of this Note which shall not have been prepaid.

               Notwithstanding anything above to the contrary, in the event that the Board of Directors of the Borrower does not authorize the issuance of the shares underlying the Prepayment Warrants, the Borrower shall have no obligation to issue same, but in lieu thereof the Default Percent shall be revised upward to be 21% rather than 17.64%.

                           ARTICLE II

                 CONVERSION AND PURCHASE RIGHTS

          2.1 CONVERSION RIGHT. The Holder shall have the right from and after the date of this Note and then at any time on or prior to the day this Note is paid in full (whether or not the Borrower has sent a notice of prepayment to the Holder pursuant to Article I hereof), to convert at any time all or from time to time any part of the outstanding and unpaid principal amount of this Note of at least $50,000, or such lesser amount as shall remain unpaid at the time of the conversion, together with accrued and unpaid interest on this Note at the rates provided herein into units consisting of (a) fully paid and nonassessable shares of Class A Common Stock, no par value, of the Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of the Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price determined as provided herein (the "Conversion Price") and (b) Common Stock Purchase Warrants in the form attached hereto as Exhibit B (the "Warrants") to purchase a number of shares of Common Stock equal to the product obtained by multiplying (x) 0.5 TIMES (y) the number of shares of Common Stock to be issued upon such conversion of this Note (subject to adjustment as provided in the Warrants). Upon the delivery by the Holder of a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Borrower, or its transfer agent ("Transfer Agent"), shall issue and, within two business days after such surrender of this Note with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of shares of Common Stock for the portion of the Note converted as shall be determined in accordance herewith and (2) Warrants to purchase the number of shares of Common Stock provided herein. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder and its compliance with the provisions contained in this Section 2.1 and in Section 2.4, the Company shall use its best efforts to cause its Transfer Agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing the Conversion Amount by the Conversion Price in effect on the date the Conversion Notice is delivered to the Borrower by the Holder; PROVIDED, HOWEVER, that in no event shall the Holder of the Note be entitled to convert the Note in excess of that number of shares upon conversion of which the sum of (x) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note and the unexercised portion of the Warrants (including any

Warrants issuable upon conversion of the Note with respect to which the determination of this proviso is being made)) and (y) the number of shares of Common Stock issuable upon the conversion of the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and such Holder's affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13 D-G thereunder, except as otherwise provided in clause (x) of such proviso. The term Conversion Amount means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion PLUS (2) accrued and unpaid interest, if any, on such principal amount at the rates provided in this Note to the date the Holder gives the Conversion Notice for such conversion PLUS (3) Default Interest, if any, on the interest referred to in the immediately preceding clause (2).

           2.2  CONVERSION PRICE.  The Conversion Price shall  be
(x) during the period ending on the 90th day following the date of issuance of this Note, the Market Price on the date a Conversion Notice is given (the "Conversion Date"), and (y) after such 90th day, 85% (eighty-five percent) of the Market Price on the Conversion Date.

     For purposes of this Note, the "Market Price" shall mean the average of the closing bid prices for the Common Stock on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the seven (7) consecutive Trading Days ending one Trading Day prior to the Conversion Date; PROVIDED, HOWEVER, that, in the event that the Holder directly or indirectly effects any sales transaction with respect to the Common Stock, including, without limitation, any short sale or hedging transaction related thereto, within the ten (10) consecutive Trading Days ending one Trading Day prior to the Conversion Date, then the "Market Price" shall mean such average for the ten (10) consecutive Trading Days ending one Trading Day prior to the Conversion Date.

      "Trading Day" shall mean any day on which the Common Stock may be traded for any period on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

           2.3 AUTHORIZED SHARES. The Borrower covenants that, during the period the conversion right exists, the Borrower will reserve for such conversion at all times from its authorized and unissued Common Stock the number of shares of Common Stock set forth in Section 2.6 of this Note as the Maximum Share Amount, plus an amount of shares equal to 50% (fifty percent) of such number in connection with the exercise of Warrants issuable upon the conversion or prepayment of this Note. The Borrower represents  that  upon issuance, such shares  will  be  duly  and validly issued, fully paid and non-assessable. The Borrower agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

          2.4  METHOD OF CONVERSION.

                (a) The right of the Holder to convert this Note shall be exercised by delivering to the Borrower or the Transfer Agent for the Common Stock a Conversion Notice stating the principal amount of this Note which, together with interest as provided in this Note, is being converted. The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder's account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

                (b) If the Holder elects to convert this Note in accordance with Section 2.1, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall be controlling and determinative in the absence of manifest error.
Notwithstanding the foregoing, in the event that Borrower consents to the transfer of this Note, if any portion of this
Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.
The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

               (c) In case of any consolidation or merger of the Borrower with any other corporation (other than a wholly-owned subsidiary of the Borrower) in which the Borrower is not the surviving corporation, or in case of any sale or transfer of all or substantially all of the assets of the Borrower, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Borrower shall make appropriate provision or cause appropriate provision to be made so that the Holder shall have the right thereafter to convert this Note into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange (any such securities are referred to herein as the "Exchange Securities") and on a basis which preserves the economic benefits of the conversion rights of the

Holder on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Borrower shall provide or cause to be provided to the Holder the right to elect the securities, cash or other assets into which this Note shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Borrower shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

           Whenever the Borrower shall propose to take any of the actions specified in this Section 2.4(c), the Borrower shall cause a notice to be mailed at least 10 days prior to the date on which the books of the Borrower will close or on which a record will be taken for such action, to the Holder. Such notice shall specify the action proposed to be taken by the Borrower and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be. Failure by the Borrower to mail the notice or any defect in such notice shall not affect the validity of the transaction.

                (d)   Upon  receipt by the Borrower  or  Transfer
Agent from the Holder of a facsimile transmission of a Conversion Notice meeting the requirements for conversion as provided in
Section 2.1 and this Section 2.4, the Borrower shall issue and deliver or cause to be issued and delivered to the Holder certificates for the Common Stock issuable upon such conversion within two business days after such receipt and otherwise in accordance with the Note Purchase Agreement (including, without limitation, in accordance with the requirement that certificates for shares of Common Stock issued on or after the effective date of the Registration Statement (pursuant to Section 2(a) of the Registration Rights Agreement) upon conversion of this Note shall not bear any restrictive legend, provided that the Holder provides, together with the Notice of Conversion, a written representation that such shares have been or will be sold in accordance with applicable prospectus delivery requirements, if any), and the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations under this Article II, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Conversion Notice as provided herein, the Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Borrower to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Borrower, and irrespective of any other circumstance which might otherwise limit such obligation of the Borrower to the Holder in connection with such conversion.
The date of receipt of such Conversion Notice shall be the Conversion Date so long as it is received before 12:00 midnight on such date (New York City time).

               (e) No fractional shares of Common Stock shall be issued upon conversion of this Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of the aggregate number of such shares converted at one time by the Holder, the Borrower shall round the number of shares of Common Stock issued on such conversion up to the next highest whole share.

          2.5 CONCERNING THE SHARES. The shares of Common Stock and Warrants issuable upon conversion of this Note may not be sold or transferred unless either (i) they first shall have been registered for resale under the Act and applicable state securities laws, (ii) the Borrower shall have been furnished with an opinion of legal counsel to the effect that such sale or transfer is exempt from the registration requirements of the Act and all applicable state securities laws or (iii) the sale is effected in accordance with Rule 144. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been included in an effective registration statement or, if not so included, that have not been sold pursuant to an exemption that permits removal of the legend (and, in either case, that are not then eligible for immediate resale pursuant to Rule 144(k)), shall bear a legend substantially in the following form, as appropriate:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Borrower shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Borrower shall have received either (i) an opinion of counsel experienced in securities law matters to the effect that any such legend may be removed from such certificate, (ii) if the present paragraph (k) of Rule 144 or a substantially similar successor rule remains in force and effect, satisfactory representations from the holder that such holder is not then, and has not been during the preceding three (3) months, an affiliate of the Borrower, and that a period of at least three (3) years has elapsed since the later of the date the securities were acquired (as determined under Rule 144) from the Borrower or an affiliate of the Borrower or (iii) evidence of inclusion in an effective registration statement.

           2.6 CERTAIN PAYMENTS IN LIEU OF CONVERSION. In no event shall the Borrower issue more than the Maximum Share Amount (as defined below and subject to adjustment as provided herein) upon conversion of this Note (exclusive of shares issuable upon exercise of Warrants), unless the Borrower shall have obtained (in its discretion) Stockholder Approval or a waiver of such requirement by the National Association of Securities Dealers, Inc. ("NASD"). As used herein, Stockholder Approval means approval by the stockholders of the Borrower in accordance with Rule 4460(i) of the rules of the NASD. Once the Maximum Share Amount has been issued, the remaining outstanding principal amount of this Note shall be immediately due and payable and the Borrower shall pay to the Holder in immediately available funds an amount equal to the Prepayment Amount that would be payable pursuant to Section 1.1 on such date plus the applicable number of Prepayment Warrants. The Maximum Share Amount shall mean 7,257,465 shares of Common Stock (19.9% of the Company's outstanding shares of Common Stock as of February 17,
1997), subject to equitable adjustment from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the date hereof. In the event that Borrower obtains Stockholder Approval, the approval of The Nasdaq Stock Market or otherwise concludes that it is able to increase the number of shares to be issued above the Maximum Share Amount (such increased number being the "New Maximum Share Amount"), the references to Maximum Share Amount, above, in the first three sentences of this paragraph, shall be deemed to be, instead, references to the greater New Maximum Share Amount. The amount of any payment to the Holder will be calculated with reference to the outstanding principal amount of this Note to the extent then eligible for conversion pursuant to Section 2.1 of this Note at the date of the issuance of the New Maximum Share Amount, it being understood that such amount with respect to any portion of the principal amount of this Note not so eligible for conversion shall become payable at the time such portion of the principal amount of this Note first becomes so eligible for conversion. In the event that Stockholder Approval is not obtained or a registration statement covering the additional shares of Common Stock which constitute the New Maximum Share Amount is not effective prior to the date on which the Note may be converted pursuant to Section 2.1 hereinabove (if such registration statement is necessary to allow for the public resale of such securities), the Maximum Share Amount shall remain unchanged; provided, however, that the Holder may grant an extension of the effective date of such registration statement.

                          ARTICLE III

                       CERTAIN COVENANTS

           3.1 TENDER OFFERS. The Borrower will not itself, and will not permit any subsidiary of the Borrower to (1) make any tender offer or exchange offer (a "Tender Offer") for outstanding shares of Common Stock unless the Borrower contemporaneously therewith makes an offer, or (2) enter into an agreement regarding a Tender Offer for outstanding shares of Common Stock by any person other than the Borrower or any subsidiary of the Borrower unless such person agrees with the Borrower to make an offer, in either such case, to the Holder to purchase the same percentage of the outstanding principal amount of this Note held by the Holder as the percentage of outstanding shares of Common Stock offered to be purchased in such Tender Offer, at a price equal to the product obtained by multiplying (1) the sum of (a) the principal amount of this Note to be purchased PLUS (b) accrued and unpaid interest on such principal amount to the date of purchase PLUS (c) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (b) at the rate provided in this Note to the date of purchase TIMES
(2) 121%.

           3.2 DISTRIBUTIONS ON CAPITAL STOCK. So long as the Borrower shall have any obligation under this Note, the Borrower shall not (a) pay, declare or set apart for such payment, any dividend (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or
(b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock.

          3.3  RESTRICTION ON STOCK REPURCHASES.  So long as this
Note is outstanding, neither the Borrower nor any subsidiary of the Borrower shall redeem, repurchase (other than pursuant to a Tender Offer, as defined in Section 3.1, which shall be governed by Section 3.1) or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower or any subsidiary of the Borrower or any warrants, rights or options to purchase or acquire any such shares.

           3.4 CLASS D WARRANT REDEMPTION. Notwithstanding the above provisions, nothing contained herein shall restrict the Company from calling for redemption its Class D Warrants.

                           ARTICLE IV

                       EVENTS OF DEFAULT

           If of any of the following events of default (each, an "EVENT OF DEFAULT") shall occur:

           4.1 FAILURE TO PAY PRINCIPAL OR INTEREST. The Borrower fails (a) to pay the principal hereof when due, whether at maturity, upon redemption, upon acceleration (including, without limitation, pursuant to Section 2.6) or otherwise or (b) to pay any installment of interest hereon when due and, in the case of this clause (b) only, such failure continues for a period of five (5) days after the due date hereof;

           4.2 CONVERSION AND THE SHARES. The Borrower fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Note, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Note and when required by this Note or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer
Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Note as and when required by this Note, the Agreement or the Registration Rights Agreement and any such failure shall continue uncured for two (2) business days;

           4.3 BREACH OF COVENANT. The Borrower breaches any material covenant or other material term or condition of this Note (other than as specifically provided in Sections 3.1 and 3.2 hereof), the Note Purchase Agreement or the Registration Rights Agreement (other than breaches of the Registration Rights
Agreement occurring subsequent to the date which is 12 months after the Effective Date so long as the Registration Statement remains effective and the prospectus forming part thereof remains available for the sale by the Holder of the shares of Common Stock issuable upon conversion of this Note and exercise of the Warrants) and such breach continues for a period of ten business
(10) days after written notice thereof to the Borrower from the Holder, it being understood that the failure of the Borrower to obtain effectiveness with the Securities and Exchange Commission of the Registration Statement within the 90-day period specified in Section 2(a) of the Registration Rights Agreement for any reason or to use its best efforts to cause such Registration Statement to become effective within such period, without more, shall not constitute an Event of Default;

           4.4 BREACH OF REPRESENTATIONS AND WARRANTIES. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Note Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Borrower or the prospects of the Borrower or a material adverse effect on the Holder or the rights of the Holder with respect to this Note or the shares of Common Stock issuable upon conversion of this Note and exercise of the Warrants;

           4.5 CERTAIN VOLUNTARY PROCEEDINGS. The Borrower or any material subsidiary of the Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or shall admit in writing its inability generally to pay its debts as they become due;

           4.6 CERTAIN INVOLUNTARY PROCEEDINGS. An involuntary case or other proceeding shall be commenced against the Borrower or any material subsidiary of the Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty (60) consecutive days;

           4.7 JUDGMENTS. Any money judgment, writ or similar process shall be entered or filed against the Borrower or any subsidiary of the Borrower or any of its property or other assets for more than $500,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld; or

          4.8 DELISTING OF COMMON STOCK. The Common Stock shall cease to be listed on any of the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange or the
American Stock Exchange;

then upon the occurrence and during the continuation of any Event of Default specified in Section 4.1, 4.2, 4.3, 4.4, 4.7 or 4.8, at the option of the Holder hereof, the Borrower shall, and upon the occurrence of any event of default specified in Section 4.5 or 4.6, the Borrower shall, pay (or issue, as applicable) to the Holder an amount equal to the sum of (1) the principal amount of this Note to be prepaid PLUS (2) accrued and unpaid interest on the principal amount being prepaid and any accrued and unpaid Default Interest at the rates provided herein to the prepayment date PLUS (3) an amount equal to the Default Percent of the sum of the amounts referred to in the immediately preceding clauses
(1)  and  (2),  PLUS  (4)  the applicable  number  of  Prepayment
Warrants (based on the product referred to in clause (3)), and all other amounts payable hereunder shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

           If the Borrower fails to pay any amounts due pursuant to this Article IV within 5 business days of such amounts being due and payable, then the Holder shall have the right at any time, so long as the Borrower remains in default, to require the Borrower, upon written notice, to immediately issue, in lieu of such amounts, the number of Shares of Common Stock of the
Borrower  equal  to  such amounts owed by  the  Borrower  to  the
Holder, divided by the Market Price of the Common Stock on the date before the date when the notice is sent by the Holder to the Borrower. In the event the Borrower is required to so issue shares of Common Stock, the Borrower agrees to use its reasonable best efforts to prepare, file and cause to become effective in a timely manner a registration statement with the Securities and Exchange Commission covering that number of such shares of Common Stock which may be issued to the Holder pursuant to the preceding sentence which exceed the amount which is then registered.

           "MARKET PRICE" shall be 100% of the average of the closing bid prices for the Common Stock on the Nasdaq National Market, or on the principal securities exchange or other securities market on which the Common Stock is then being traded, for the fourteen (14) consecutive Trading Days ending one Trading Day prior to the date the notice described in the preceding sentence is sent by the Holder to the Borrower.

                           ARTICLE V

                         MISCELLANEOUS

           5.1 FAILURE OR INDULGENCY NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

           5.2 NOTICES. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Borrower; and the address of the Borrower shall be 11077 N. Torrey Pines Road, La Jolla, California 92037, Attention: President (facsimile number 619-453-5845). Both the Holder and the Borrower may change the address for service by service of written notice to the other as herein provided.

           5.3 DEFINITION OF NOTE. The term "Note" and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

           5.4 ASSIGNABILITY. This Note shall be binding upon the Borrower and its successors and assigns. This Note may not be transferred or assigned by Holder except to an affiliate (including any limited partner or shareholder thereof in the event of liquidation of the Holder). Notwithstanding the foregoing, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

           5.5 COST OF COLLECTION. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including attorneys' fees.

          5.6 GOVERNING LAW. This Note shall be governed by the internal laws of the State of California, without regard to the principles of conflict of laws.

           5.7 CERTAIN AMOUNTS. Whenever pursuant to this Note the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of shares of Common Stock acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into shares of Common Stock.

           5.8 AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Note nor consent to any departure by the Borrower or the Holder therefrom shall be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the Borrower and the Holder shall operate as an amendment of this Note.

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                               13

          IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this 26th day of February, 1997.

                                   LIDAK PHARMACEUTICALS


                                   By:  /s/David H. Katz
                                        --------------------
                                   Name: David H. Katz, M.D.
                                   Its:  President  and  Chief
                                         Executive Officer


























                               14